Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: +352 2469 7950
E: Michelle.Esterman@altisource.lu

ALTISOURCE ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

Luxembourg, April 27, 2017 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS) today reported financial results for the first quarter, reporting strong service revenue of $229.8 million and solid diluted and adjusted diluted earnings per share of $0.34 and $0.69, respectively.

“I’m pleased with our first quarter financial performance. Compared to the mid-point of our full year 2017 scenarios, first quarter 2017 service revenue is 27% of the mid-point and adjusted diluted earnings per share(1) is 24% of the mid-point. Since our second and third quarters are historically our seasonally strongest, we believe we’re positioned to achieve the mid-point of our 2017 service revenue and adjusted earnings per share financial scenarios,” said Chief Executive Officer William B. Shepro.

Compared to the first quarter of 2016, service revenue declined by 2% as revenue growth from higher property preservation referrals and home sales in the buy-renovate-sell business was offset by the expected loss in revenue from Ocwen’s reduced servicing portfolio. Non-Ocwen revenue from the Servicer Solutions, Origination Solutions and Consumer Real Estate Solutions businesses collectively grew by 15%, but was more than offset by lower service revenue in the Real Estate Investor Solutions business and the non-core Customer Relationship Management business. Lower revenue in the Real Estate Investor Solutions business was driven by Altisource Residential Corporation’s (“RESI”) smaller non-performing loan and REO portfolio as it transitions to a company solely focused on single family rentals. Longer term, the Company expects the Real Estate Investor Solutions business to grow as it scales to sell tenanted homes to investors.

First quarter 2017 service revenue was relatively flat compared to first quarter 2016, but as a result of increased investments to support the Company’s growth initiatives and service revenue mix changes, pretax income attributable to Altisource(1) of $9.1 million and adjusted pretax income attributable to Altisource(1) of $18.3 million declined by 56% and 44%, respectively. Compared to the first quarter of 2016, diluted earnings per share and adjusted diluted earnings per share(1) were further impacted by a higher effective tax rate in 2017. The fair value of the Company’s available for sale securities increased by $17.4 million during the first quarter of 2017, compared to $1.0 million in the first quarter of 2016. If this gain were included in net income, adjusted pre-tax income(1) and adjusted diluted earnings per share(1) would have been $35.7 million and $1.35, respectively, in the first quarter of 2017 compared to adjusted pre-tax income(1) and adjusted diluted earnings per share(1) of $33.9 million and $1.50, respectively, in the first quarter of 2016.

Mr. Shepro further commented, “We’re making tremendous progress developing our four strategic initiatives to build a diversified growth business not defined by any one customer. We have an attractive and growing customer list, a strong pipeline of opportunities, strong competitive advantages and a business that generates a lot of free cash. We also have a very attractive covenant-light debt facility that doesn’t mature until December 2020 and $180 million of cash and marketable securities at the end of the quarter.”

First Quarter 2017 Highlights Include:

Servicer Solutions

•	Strengthened and grew existing customer relationships with leading bank and non-bank servicers

•
Began receiving referrals from four customers related to real estate asset management and sales and license fees for Equator short sales technology, including from one customer for the new FHA auction offering

•	Continued the onboarding process to provide services to five new and existing customers for real estate asset management and sales, including the new FHA auction offering for one customer

Origination Solutions

•	Strengthened and grew existing customer relationships with leading bank and non-bank originators

•	Signed agreements with two large lenders and are receiving test files to provide fulfillment and quality control services to these clients

Consumer Real Estate Solutions

•	Grew the number of Owners.com® real estate agents to 264 as of April 21, 2017

•	Currently working with approximately 1,300 active buyers, up from 950 in February

•
Represented home buyers and sellers in 143 first quarter home purchase and sale transactions with a total purchase price of $37 million, a 91% increase in unit sales and a 93% increase in revenue from the fourth quarter of 2016

Real Estate Investor Solutions

•	Sold 421 homes for real estate investors, primarily for RESI and, to a lesser extent, for other clients

•	Acquired 36 homes and sold 39 homes in the buy-renovate-sell program

•	Provided diligence and title services on RESI’s recent 757 rental home portfolio acquisition

Corporate

•	The fair value of available for sale securities increased by $17.4 million in the first quarter of 2017

First Quarter 2017 Results Compared to Fourth Quarter of 2016 and First Quarter 2016

•	Service revenue of $229.8 million, a 1% increase compared to the fourth quarter 2016 and a 2% decrease compared to the first quarter 2016

•
Pretax income attributable to Altisource(1) of $9.1 million, compared to a pretax loss attributable to Altisource(1) of $20.3 million in the fourth quarter 2016 and pretax income attributable to Altisource(1) of $20.7 million in the first quarter 2016

•	Adjusted pretax income attributable to Altisource(1) of $18.3 million, a 3% decrease compared to the fourth quarter 2016 and a 44% decrease compared to the first quarter 2016

•
Net income attributable to Altisource of $6.5 million compared to a net loss attributable to Altisource of $20.4 million in the fourth quarter 2016 and net income attributable to Altisource of $18.5 million in the first quarter 2016

•	Adjusted net income attributable to Altisource(1) of $13.3 million, a 24% increase compared to the fourth quarter 2016 and a 55% decrease compared to the first quarter 2016

•	Diluted earnings per share of $0.34 compared to diluted loss per share of $1.08 in the fourth quarter 2016 and diluted earnings per share of $0.92 in the first quarter 2016

•	Adjusted diluted earnings per share(1) of $0.69, a 25% increase compared to the fourth quarter 2016 and a 53% decrease compared to the first quarter 2016

Ocwen-Related News

•	The Company will address certain items during our scheduled conference call this morning
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(1)	This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, Altisource’s ability to integrate acquired businesses, retain key executives or employees, retain existing customers and attract new customers, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, availability of adequate and timely sources of liquidity and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

Webcast

Altisource will host a webcast at 11:00 a.m. EDT today to discuss our first quarter results. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Altisource

Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing market. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2017	2016

Service revenue
Mortgage Market	$194,973	$188,085
Real Estate Market	19,189	23,401
Other Businesses, Corporate and Eliminations	15,677	22,794
Total service revenue	229,839	234,280
Reimbursable expenses	10,029	15,454
Non-controlling interests	615	398
Total revenue	240,483	250,132
Cost of revenue	167,924	153,409
Reimbursable expenses	10,029	15,454
Gross profit	62,530	81,269
Selling, general and administrative expenses	47,701	53,616
Income from operations	14,829	27,653
Other income (expense), net:
Interest expense	(5,798)	(6,541)
Other income (expense), net	715	(27)
Total other income (expense), net	(5,083)	(6,568)

Income before income taxes and non-controlling interests	9,746	21,085
Income tax provision	(2,586)	(2,193)

Net income	7,160	18,892
Net income attributable to non-controlling interests	(615)	(398)

Net income attributable to Altisource	$6,545	$18,494

Earnings per share:
Basic	$0.35	$0.98
Diluted	$0.34	$0.92

Weighted average shares outstanding:
Basic	18,662	18,855
Diluted	19,304	20,040

Comprehensive income:
Net income	$7,160	$18,892
Other comprehensive income, net of tax:
Unrealized gain on securities, net of income tax expense of $4,725 and $289	12,723	699

Comprehensive income, net of tax	19,883	19,591
Comprehensive income attributable to non-controlling interests	(615)	(398)

Comprehensive income attributable to Altisource	$19,268	$19,193

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
SEGMENT FINANCIAL INFORMATION(1)
(in thousands)
(unaudited)

	Three months ended March 31, 2017
(in thousands)	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$194,973	$19,189	$15,677	$229,839
Reimbursable expenses	9,135	874	20	10,029
Non-controlling interests	615	—	—	615
	204,723	20,063	15,697	240,483
Cost of revenue	140,150	22,143	15,660	177,953
Gross profit (loss)	64,573	(2,080)	37	62,530
Selling, general and administrative expenses	28,682	4,325	14,694	47,701
Income (loss) from operations	35,891	(6,405)	(14,657)	14,829
Total other income (expense), net	10	—	(5,093)	(5,083)

Income (loss) before income taxes and non-controlling interests	$35,901	$(6,405)	$(19,750)	$9,746

	Three months ended March 31, 2016
(in thousands)	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$188,085	$23,401	$22,794	$234,280
Reimbursable expenses	14,918	508	28	15,454
Non-controlling interests	398	—	—	398
	203,401	23,909	22,822	250,132
Cost of revenue	134,043	14,458	20,362	168,863
Gross profit	69,358	9,451	2,460	81,269
Selling, general and administrative expenses	29,454	6,174	17,988	53,616
Income (loss) from operations	39,904	3,277	(15,528)	27,653
Total other income (expense), net	60	(4)	(6,624)	(6,568)

Income (loss) before income taxes and non-controlling interests	$39,964	$3,273	$(22,152)	$21,085

(1)
Effective January 1, 2017, our reportable segments changed as a result of changes in our internal organization. Prior year comparable period segment disclosures have been restated to conform to the current year presentation.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	March 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$117,098	$149,294
Available for sale securities	63,202	45,754
Accounts receivable, net	83,038	87,821
Prepaid expenses and other current assets	47,357	42,608
Total current assets	310,695	325,477

Premises and equipment, net	96,023	103,473
Goodwill	86,283	86,283
Intangible assets, net	146,286	155,432
Deferred tax assets, net	2,567	7,292
Other assets	11,629	11,255

Total assets	$653,483	$689,212

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$75,052	$83,135
Accrued litigation settlement	—	32,000
Current portion of long-term debt	5,945	5,945
Deferred revenue	9,626	8,797
Other current liabilities	14,299	19,061
Total current liabilities	104,922	148,938

Long-term debt, less current portion	466,510	467,600
Other non-current liabilities	9,686	10,480

Commitments, contingencies and regulatory matters

Equity:
Common stock ($1.00 par value; 25,413 shares authorized and issued and 18,413 outstanding as of March 31, 2017; 25,413 shares authorized and issued and 18,774 outstanding as of December 31, 2016)	25,413	25,413
Additional paid-in capital	108,915	107,288
Retained earnings	336,527	333,786
Accumulated other comprehensive income (loss)	10,978	(1,745)
Treasury stock, at cost (7,000 shares as of March 31, 2017 and 6,639 shares as of December 31, 2016)	(410,919)	(403,953)
Altisource equity	70,914	60,789

Non-controlling interests	1,451	1,405
Total equity	72,365	62,194

Total liabilities and equity	$653,483	$689,212

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended March 31,
	2017	2016

Cash flows from operating activities:
Net income	$7,160	$18,892
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	10,008	9,208
Amortization of intangible assets	9,146	12,211
Change in the fair value of acquisition related contingent consideration	8	96
Share-based compensation expense	695	1,877
Bad debt expense	1,903	876
Amortization of debt discount	105	116
Amortization of debt issuance costs	291	322
Loss (gain) on disposal of fixed assets	1,480	(10)
Changes in operating assets and liabilities:
Accounts receivable	2,880	6,502
Prepaid expenses and other current assets	(4,749)	(4,970)
Other assets	(374)	(109)
Accounts payable and accrued expenses	(10,177)	(12,133)
Other current and non-current liabilities	(36,735)	(3,844)
Net cash (used in) provided by operating activities	(18,359)	29,034

Cash flows from investing activities:
Additions to premises and equipment	(1,944)	(5,984)
Purchase of available for sale securities	—	(29,429)
Other investing activities	—	16
Net cash used in investing activities	(1,944)	(35,397)

Cash flows from financing activities:
Repayment of long-term debt	(1,486)	(1,486)
Proceeds from stock option exercises	752	366
Purchase of treasury stock	(10,590)	(11,691)
Distributions to non-controlling interests	(569)	(448)
Net cash used in financing activities	(11,893)	(13,259)

Net decrease in cash and cash equivalents	(32,196)	(19,622)
Cash and cash equivalents at the beginning of the period	149,294	179,327

Cash and cash equivalents at the end of the period	$117,098	$159,705

Supplemental cash flow information:
Interest paid	$5,456	$6,104
Income taxes paid, net	6,515	3,830

Non-cash investing and financing activities:
Increase in payables for purchases of premises and equipment	$2,094	$1,030

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Pretax income (loss) attributable to Altisource, adjusted pretax income attributable to Altisource, adjusted pretax income including unrealized gain on available for sale securities, adjusted net income attributable to Altisource, adjusted diluted earnings per share and adjusted diluted earnings per share including unrealized gain on available for sale securities are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income (loss) before income taxes and non-controlling interests, net income (loss) attributable to Altisource or diluted earnings (loss) per share as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability more on a continuing cost basis as they exclude amortization expense related to acquisitions that occurred in prior periods as well as the effect of more significant non-recurring items from earnings. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-recurring items enables comparability to prior period performance and trend analysis.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Pretax income (loss) attributable to Altisource is calculated by deducting non-controlling interests from income (loss) before income taxes and non-controlling interests. Adjusted pretax income attributable to Altisource is calculated by adding intangible asset amortization expense plus litigation settlement loss, net of $4.0 million insurance recovery, to pretax income (loss) attributable to Altisource. Adjusted pretax income including unrealized gain on available for sale securities in calculated by adding the unrealized gain on available for sale securities to adjusted pretax income attributable to Altisource. Adjusted net income attributable to Altisource is calculated by adding intangible asset amortization expense (net of tax) plus litigation settlement loss, net of insurance recovery (net of tax), to GAAP net income (loss) attributable to Altisource. Adjusted diluted earnings per share is calculated by dividing net income (loss) attributable to Altisource plus intangible asset amortization expense (net of tax) and litigation settlement loss, net of insurance recovery (net of tax), by the weighted average number of diluted shares. Adjusted diluted earnings per share including unrealized gain on available for sale securities is calculated by adding the unrealized gain on available for sale securities (net of tax) to adjusted net income attributable to Altisource, divided by the weighted average number of diluted shares.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended March 31,		Three months ended December 31,
	2017	2016	2016

Income (loss) before income taxes and non-controlling interests	$9,746	$21,085	$(19,537)

Non-controlling interests	(615)	(398)	(720)
Pretax income (loss) attributable to Altisource	9,131	20,687	(20,257)
Intangible asset amortization expense	9,146	12,211	11,144
Net litigation settlement, net of $4,000 insurance recovery	—	—	28,000

Adjusted pretax income attributable to Altisource	$18,277	$32,898	$18,887

Adjusted pretax income attributable to Altisource	$18,277	$32,898	$18,887
Unrealized gain on available for sale securities	17,448	988	580
Adjusted pretax income attributable to Altisource including unrealized gain on available for sale securities	$35,725	$33,886	$19,467

Net income (loss) attributable to Altisource	$6,545	$18,494	$(20,384)

Intangible asset amortization expense, net of tax	6,720	10,941	6,477
Net litigation settlement loss, net of tax	—	—	24,583

Adjusted net income attributable to Altisource	$13,265	$29,435	$10,676

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended March 31,		Three months ended December 31,
	2017	2016	2016

Diluted earnings (loss) per share	$0.34	$0.92	$(1.08)

Impact of using diluted share count instead of basic share count for a loss per share	—	—	0.01
Intangible asset amortization expense, net of tax, per diluted share	0.35	0.55	0.34
Net litigation settlement loss, net of tax, per diluted share	—	—	1.28

Adjusted diluted earnings per share	$0.69	$1.47	$0.55

Adjusted diluted earnings per share	$0.69	$1.47	$0.55
Unrealized gain on available for sale securities, net of tax, per diluted share	0.66	0.03	0.02
Adjusted diluted earnings per share including unrealized gain on available for sale securities	$1.35	$1.50	$0.58

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$9,146	$12,211	$11,144
Tax benefit from intangible asset amortization	(2,426)	(1,270)	(4,667)
Intangible asset amortization expense, net of tax	6,720	10,941	6,477
Diluted share count	19,304	20,040	19,246

Intangible asset amortization expense, net of tax, per diluted share	$0.35	$0.55	$0.34

Calculation of the impact of unrealized gain on available for sale securities, net of tax
Unrealized gain on available for sale securities	$17,448	$988	$580
Tax provision from unrealized gain on available for sale securities	(4,725)	(289)	(169)
Unrealized gain on available for sale securities, net of tax	12,723	699	411
Diluted share count	19,304	20,040	19,246
Unrealized gain on available for sale securities, net of tax per diluted share	$0.66	$0.03	$0.02

Calculation of the impact of net litigation settlement loss, net of tax
Net litigation settlement loss	$—	$—	$28,000
Tax benefit from net litigation settlement loss	—	—	(3,417)
Net litigation settlement loss, net of tax	—	—	24,583
Diluted share count	19,304	20,040	19,246

Net litigation settlement loss, net of tax, per diluted share	$—	$—	$1.28
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Note: Amounts may not add to the total due to rounding.